Exhibit 99.2

Ocean Power Technologies Deploys Three PowerBuoy® Systems Streaming Simultaneous Offshore Data for DHS Operations

Deployment includes deep-water operations (>1,000m) and integration with Anduril’s Lattice platform

MONROE TOWNSHIP, N.J. May 12, 2026 — Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced the active deployment of three PowerBuoy® systems supporting U.S. Department of Homeland Security (DHS) maritime surveillance operations, with all units simultaneously transmitting real-time data from offshore environments.

The deployed systems are operating concurrently as a distributed offshore network, providing persistent data collection and continuous communications to support maritime domain awareness missions. One of the PowerBuoys is deployed in water depths exceeding 1,000 meters, demonstrating the platform’s ability to operate in deep-water conditions.

The PowerBuoy systems are integrated with Anduril Industries’ Lattice autonomous command and control platform, enabling real-time ingestion of offshore sensor data into operational workflows.

“This is a paradigm shift from single deployments to coordinated offshore systems operating simultaneously,” said Jason Weed, SVP Sales and Commercial of Ocean Power Technologies. “We are demonstrating that autonomous platforms can deliver continuous data from multiple locations, including deep-water environments, and integrate directly into operational command systems.”

Each PowerBuoy functions as a persistent offshore node, providing power, communications, and sensor hosting in a single autonomous platform designed for extended-duration operation in harsh ocean conditions. Each PowerBuoy® is also equipped with its own AI capable, decision making software, part of OPT’s Merrows™ suite. Operating together, the deployed systems expand coverage and enable more consistent monitoring without reliance on manned vessels or aircraft.

The deployment is part of OPT’s ongoing DHS program supporting maritime domain awareness operations off the coast of California. The Company continues to advance distributed, autonomous offshore systems designed to provide scalable and persistent coverage for national security applications.

For additional information about OPT, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s groundbreaking products, services and solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the continuing successful operations of the PowerBuoy® deployed off the coast of Southern California, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com